                                  [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                                  March 30, 2005

To Each of the Persons Listed
  on Schedule A Attached Hereto

                  Re:      SCE Trust I, SCE Trust II and SCE Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Southern  California  Edison Company,  a California
corporation  (the  "Company"),  SCE Trust I, a  Delaware  statutory  trust  ("Trust  I"),  SCE Trust II, a Delaware statutory  trust ("Trust II") and SCE Trust III, a Delaware  statutory trust ("Trust III" and together with Trust I and Trust II, the "Trusts") in  connection  with the matters set forth  herein.  At your  request,  this opinion is being furnished to you.

                  For purposes of giving the opinions  hereinafter  set forth,  our  examination  of documents  has been limited to the examination of originals or copies of the following:

(a)      The  Certificate  of Trust of Trust I, dated  August 22, 2000 (the  "Original  Trust I  Certificate"),  as
filed in the office of the  Secretary of State of the State of Delaware  (the  "Secretary  of State") on August 22,
2000;

(b)      The Trust  Agreement of Trust I, dated as of August 22, 2000,  among the Company and the trustees of Trust
I named therein,  as amended by the Amendment to Trust Agreement  relating  thereto,  dated as of December 8, 2004, among the Company and the trustees of Trust I named therein;

(c)      The  Certificate of Amendment  Pursuant to 3807(e) of the Delaware  Business Trust Act,  relating to Trust
I, as filed  in the  office  of the  Secretary  of  State on July 9,  2001  (together  with  the  Original  Trust I
Certificate, the "Trust I Certificate");

(d)      The  Certificate of Trust of Trust II, dated August 22, 2000 (the  "Original  Trust II  Certificate"),  as
filed in the office of the Secretary of State on August 22, 2000;

To Each of the Persons Listed
  on Schedule A Attached Hereto
March 30, 2005

(e)      The Trust  Agreement  of Trust II,  dated as of August 22,  2000,  among the Company  and the  trustees of
Trust II named therein,  as amended by the Amendment to Trust Agreement  relating thereto,  dated as of December 8,
2004, among the Company and the trustees of Trust II named therein;

(f)      The  Certificate of Amendment  Pursuant to 3807(e) of the Delaware  Business Trust Act,  relating to Trust
II,  as filed in the  office  of the  Secretary  of State on July 9,  2001  (together  with the  Original  Trust II
Certificate, the "Trust II Certificate");

(g)      The Certificate of Trust of Trust III, dated December 8, 2004 (the "Trust III  Certificate"),  as filed in the office of the Secretary of State on December 8, 2004;

(h)      The Trust  Agreement  of Trust III,  dated as of December 8, 2004,  among the Company and the  trustees of
Trust III named therein;

(i)      A form of Amended and  Restated  Trust  Agreement  for each of the Trusts  (including  Exhibits A, B and D thereto)  relating to the purchase of a series of the Company's  subordinated  debt  securities  by the  respective
Trusts (a "Trust Agreement  Relating to Subordinated Debt Securities"),  to be entered into among the Company,  the trustees of the  respective  Trust named  therein,  and the holders,  from time to time,  of  undivided  beneficial interests in the assets of the  respective  Trust,  incorporated  by reference in the  Registration  Statement  (as defined below);

(j)      A form of Amended and  Restated  Trust  Agreement  for each of the Trusts  (including  Exhibits A, B and D thereto)  relating to the purchase of a series of the Company's  preferred stock by the respective Trusts (a "Trust
Agreement  Relating to Preferred  Stock"),  to be entered into among the  Company,  the trustees of the  respective
Trust named therein,  and the holders,  from time to time, of undivided  beneficial  interests in the assets of the respective Trust, attached as an exhibit to the Registration Statement;

(k)      The  Registration  Statement  on Form S-3 (the  "Registration  Statement"),  including a  prospectus  (the
"Prospectus"),  relating to the preferred securities of Trust I, representing undivided beneficial interests in the assets of Trust I (each,  a "Trust I Preferred  Security" and  collectively,  the "Trust I Preferred  Securities"), the  preferred  securities  of Trust II,  representing  undivided  beneficial  interests  in the assets of Trust II
(each, a "Trust II Preferred Security" and collectively,  the "Trust II Preferred  Securities"),  and the preferred securities of Trust III,  representing  undivided  beneficial  interests in the assets of Trust III (each, a "Trust
III Preferred  Security" and collectively,  the "Trust III Preferred  Securities"),  as proposed to be filed by the
Company, Trust I, Trust II and Trust III with the Securities and Exchange Commission on or about March 30, 2005;

To Each of the Persons Listed
  on Schedule A Attached Hereto
March 30, 2005

(l)      A Certificate of Good Standing for Trust I obtained from the Secretary of State on March 29, 2005;

(m)      A Certificate of Good Standing for Trust II obtained from the Secretary of State on March 29, 2005; and

(n)      A Certificate of Good Standing for Trust III obtained from the Secretary of State on March 29, 2005.

                  Trust I,  Trust II and Trust III are  sometimes  individually  referred  to herein as a  "Trust."
The Trust I Certificate,  the Trust II Certificate and the Trust III Certificate  are  collectively  referred to as the "Certificates."

                  For  purposes of this  opinion,  we have not  reviewed  any  documents  other than the  documents listed in  paragraphs  (a) through (n) above.  In  particular,  we have not reviewed  any document  (other than the documents  listed in paragraphs  (a) through (n) above) that is referred to in or  incorporated  by reference  into the  documents  reviewed by us. We have assumed  that there  exists no  provision in any document  that we have not reviewed  that is  inconsistent  with  the  opinions  stated  herein.  We have  conducted  no  independent  factual investigation  of our own but  rather  have  relied  solely  upon  the  foregoing  documents,  the  statements  and information set forth therein and the additional  matters  recited or assumed herein,  all of which we have assumed to be true, complete and accurate in all material respects.

                  With  respect to all  documents  examined  by us, we have  assumed  (i) the  authenticity  of all documents  submitted  to us as  authentic  originals,  (ii) the  conformity  with the  originals  of all  documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this  opinion,  we have assumed (i) that the  governing  instrument of Trust I is either a duly  completed  Trust  Agreement  Relating to  Subordinated  Debt  Securities or a duly  completed  Trust
Agreement  Relating to Preferred Stock (in either case, the "Relevant Trust I Agreement"),  (ii) that the governing instrument of Trust II is either a duly completed  Trust Agreement  Relating to  Subordinated  Debt Securities or a
duly completed  Trust  Agreement  Relating to Preferred  Stock (in either case, the "Relevant Trust II Agreement"), and (iii) that the  governing  instrument  of Trust III is either a duly  completed  Trust  Agreement  Relating  to
Subordinated  Debt Securities or a duly completed Trust Agreement  Relating to Preferred Stock (in either case, the
"Relevant Trust III  Agreement"),  (iv) that the Relevant Trust I Agreement,  the Relevant Trust II Agreement,  the
Relevant  Trust III  Agreement  and each  Certificate  is in full force and effect  and has not been  amended,  (v)

To Each of the Persons Listed
  on Schedule A Attached Hereto
March 30, 2005

except to the extent  provided in paragraph 1 below,  that each of the parties to the documents  examined by us has been duly created,  organized or formed,  as the case may be, and is validly  existing in good  standing  under the laws of the  jurisdiction  governing  its creation,  organization  or  formation,  (vi) the legal  capacity of each natural  person is a signatory to the  documents  examined by us,  (vii) that each of the parties to the  documents examined by us has the power and  authority  to execute and deliver,  and to perform its  obligations  under,  such documents,  (viii)  that each of the parties to the  documents  examined by us has duly  authorized,  executed  and delivered such documents,  (ix) the receipt by each person or entity to whom a Trust I Preferred  Security is to be issued by Trust I (collectively,  the "Trust I Preferred Security Holders") of a Preferred  Securities  Certificate
(as defined in the Relevant Trust I Agreement)  for the Trust I Preferred  Security and the payment for the Trust I
Preferred  Security  acquired  by it, in  accordance  with the  Relevant  Trust I  Agreement  and the  Registration
Statement,  (x) the  receipt  by each  person or entity to whom a Trust II  Preferred  Security  is to be issued by
Trust II  (collectively,  the "Trust II Preferred  Security  Holders") of a Preferred  Securities  Certificate  (as
defined in the Relevant  Trust II Agreement)  for the Trust II Preferred  Security and the payment for the Trust II
Preferred  Security  acquired by it, in  accordance  with the  Relevant  Trust II  Agreement  and the  Registration
Statement,  (xi) the  receipt by each  person or entity to whom a Trust III  Preferred  Security is to be issued by
Trust III  (collectively,  the "Trust III Preferred Security  Holders") of a Preferred  Securities  Certificate (as
defined in the Relevant  Trust III  Agreement)  for the Trust III Preferred  Security and the payment for the Trust
III Preferred  Security  acquired by it, in accordance  with the Relevant Trust III Agreement and the  Registration
Statement,  (xii) that the Trust I  Preferred  Securities  are issued  and sold to the Trust I  Preferred  Security
Holders in accordance  with the Relevant Trust I Agreement and the  Registration  Statement,  (xiii) that the Trust
II Preferred  Securities  are issued and sold to the Trust II Preferred  Security  Holders in  accordance  with the
Relevant Trust II Agreement and the Registration  Statement,  and (xiv) that the Trust III Preferred Securities are issued and sold to the Trust III Preferred  Security  Holders in accordance  with the Relevant  Trust III Agreement and the  Registration  Statement.  We have not  participated in the preparation of the  Registration  Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware  (excluding the  securities  laws of the State of Delaware),  and we have not considered  and express no opinion on the laws of any other  jurisdiction, including  federal laws and rules and  regulations  relating  thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed
  on Schedule A Attached Hereto
March 30, 2005

                  Based upon the foregoing,  and upon our  examination of such questions of law and statutes of the
State of Delaware as we have considered necessary or appropriate,  and subject to the assumptions,  qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.       Trust I has been duly  created  and is validly  existing in good  standing as a statutory  trust under the
Delaware  Statutory  Trust Act (12 Del. C.ss.3801,  et seq.) (the  "Statutory  Trust Act").  Trust II has been duly created and is validly  existing in good  standing as a statutory  trust under the Statutory  Trust Act.  Trust III has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2.       The Trust I Preferred  Securities will represent  valid and,  subject to the  qualifications  set forth in paragraph  3 below,  fully paid and  nonassessable  undivided  beneficial  interests  in the assets of Trust I. The
Trust II Preferred  Securities will represent  valid and,  subject to the  qualifications  set forth in paragraph 3 below,  fully  paid and  nonassessable  undivided  beneficial  interests  in the  assets of Trust II. The Trust III
Preferred  Securities  will  represent  valid and,  subject to the  qualifications  set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Trust III.

3.       The Trust I Preferred  Security  Holders,  as  beneficial  owners of Trust I, will be entitled to the same limitation of personal  liability  extended to stockholders of private  corporations for profit organized under the
General  Corporation  Law of the State of  Delaware.  We note that the Trust I  Preferred  Security  Holders may be obligated  to make  payments  as set forth in the  Relevant  Trust I  Agreement.  The Trust II  Preferred  Security
Holders,  as beneficial owners of Trust II, will be entitled to the same limitation of personal  liability extended to  stockholders of private  corporations  for profit  organized under the General  Corporation Law of the State of
Delaware.  We note that the Trust II Preferred  Security  Holders may be obligated to make payments as set forth in the Relevant  Trust II Agreement.  The Trust III Preferred  Security  Holders,  as beneficial  owners of Trust III, will be entitled to the same limitation of personal  liability  extended to  stockholders  of private  corporations for  profit  organized  under the  General  Corporation  Law of the State of  Delaware.  We note that the Trust III
Preferred Security Holders may be obligated to make payments as set forth in the Relevant Trust III Agreement.

                  We consent to the filing of this  opinion  with the  Securities  and  Exchange  Commission  as an exhibit to the  Registration  Statement.  In addition,  we hereby  consent to the use of our name under the heading
"Validity of the  Securities  and  Preferred  Securities  Guarantees"  in the  Prospectus.  In giving the foregoing

To Each of the Persons Listed
  on Schedule A Attached Hereto
March 30, 2005

consents,  we do not  thereby  admit that we come  within the  category  of persons or  entities  whose  consent is required  under  Section  7 of the  Securities  Act of 1933,  as  amended,  or the  rules  and  regulations  of the
Securities and Exchange  Commission  thereunder.  Except as stated above,  without our prior written consent,  this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                     Very truly yours,

                                                     /s/ Richards, Layton & Finger, P.A.
BJK/RSM

                                                    SCHEDULE A

SCE Trust I
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust II
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust III
2244 Walnut Grove Avenue
Rosemead, California 91770